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                                                           EXHIBIT 10.21





                    LETTER OF CREDIT REIMBURSEMENT AGREEMENT

[LOGO]  M & T BANK


LETTERS OF CREDIT                                                 Date  11-21-95

APPLICANT: CVC Holdings, Inc.

a(n) |_| individual(s) |_| partnership |X| corporation |_| _____________________ organized under the laws of N.Y. State

Address of residence/chief executive officer: 525 Lee Road Rochester, New York 14606 Phone:_______________ Fax:__________________________

ACCOUNT PARTY (If any):_________________________________________________________

a(n) |_| individuals |_| partnership |_| corporation |_| ______________organized under the laws of ___________________________

Address of residence/chief executive office: ___________________________________

      To induce the Bank to issue letters of credit (each a "Credit") from time to time, Applicant hereby agrees that the following terms and conditions shall apply to each Credit issued by the Bank at the request of Applicant.

1. Definitions. Capitalized terms not expressly defined below have the meanings assigned in the UCP, or if not there defined, in the UCC.

      (a) The "Bank" means Manufacturers and Traders Trust Company, a New York banking organization with its chief executive office at One M&T Plaza, Buffalo, New York 14240.

      (b) "Banking Day" means the hours between 8:30 am and 4:30 pm on a day on which the Bank is open for business. Monday through Friday excluding federal holidays; except that with respect to payment by electronic funds transfer the Banking Day ends at 3:00 pm.

      (c) A "Draft" means any draft, instrument, receipt, acceptance or drawing certificate or cable, telexed, teletransmitted or other written demand for payment purportedly drawn under the Credit.

      (d) "Property" means goods and merchandise and any and all related documents, securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed, and any right or interest therein which Applicant purchases or obtains in connection with the issuance of a Credit.

      (e) "UCC" means the Uniform Commercial Code in effect in the State of New York from time to time.

      (f) "UCP" means the Uniform Customs and Practice for Documentary Credits (1993 revision), ICC Publication No. 500, and any subsequent revisions thereof approved by a congress of the International Chamber of Commerce and adhered to by the Bank.

2.    Reimbursement for Drafts.

      (a) Drafts in United States Currency. For each Draft which is payable in United States currency, Applicant will reimburse the Bank at its office on demand in immediately available funds:

            (1) For each sight draft, demand or receipt, Applicant will reimburse the Bank immediately on demand on the same day for the entire amount paid by the Bank; or if so requested by the Bank, Applicant will pay such amount in advance of payment by the Bank.

            (2) For each acceptance, Applicant will pay on demand the entire amount to be paid by the Bank, not later than one Banking Day prior to maturity. If the acceptance is not payable at One Bank, then Applicant will pay such amount in time to reach the place of payment by ordinary mail not later than one Banking Day prior to maturity of the acceptance.

      (b) Drafts in Foreign Currency. For each Draft payable in foreign currency, Applicant will reimburse the Bank at its office on demand in immediately available United States funds:

            (1) For each sight draft, demand or receipt, Applicant will reimburse the Bank in an amount equal to (A) the full amount paid, computed at the Bank's selling rate of exchange in New York two Banking Days prior to the date of payment of the Draft for cable transfers to the place of payment in the currency in which the Draft is payable, plus (B) interest at the rate set forth below for each day from the date of payment of the Draft until the day the Bank actually receives reimbursement or is so requested by the Bank, Applicant will pay the full amount in advance of payment of the Draft.

            (2) In the case of each acceptance, Applicant will pay the Bank the entire amount to be paid by the Bank pursuant to such acceptance, computed at the Bank's selling ) rate of exchange in New York two Banking Days prior to the date of payment, sufficiently in advance of maturity to enable the Bank to arrange for cover to reach the place of payment not later than one Banking Day prior to maturity.

            (3) If at the time for computing payment there exists no rate of exchange generally current in New York for effecting such cable transfers, Applicant agrees to pay the Bank on demand an amount in United States currency equal to the actual cost to the Bank of settlement of the Bank's obligation to the holder of the Draft, however and whenever such settlement is made by the Bank, plus interest at the rate set forth below payable for each day from the date of settlement to but not including the date the Bank receives reimbursement in full.

      (c) Direct Debit. Applicant authorizes the Bank to obtain such reimbursement and all Fees, Expenses and Costs (defined below) by direct debit to Applicant's deposit or investment account at the Bank on or before the day on which the Draft is honored.

3. Fees and Expenses. Applicant agrees to pay to the Bank on demand the Bank's fees and commissions ("Fees") for each Credit at the rate established by the Bank from time to time, plus all otherwise unreimbursed charges, correspondent and transfer fees and similar expenses paid or incurred by the Bank in connection with delivering, negotiating, advising, confirming, transferring or otherwise processing a Credit or Draft under a Credit ("Expenses"), Applicant shall pay interest at the rate set forth below on any Fees, Expenses or Costs (defined below) not paid immediately on demand. In addition, if the Bank's expenses for carrying a Credit should be increased after the Issuance by an increase in a related (illegible) weighted capital or similar receive requirement. Applicant shall reimburse the Bank for the cost of maintaining such additional reserves, computed daily at the federal funds rate.

4. Interest. Applicant agrees that if for any reason the Bank makes payment under a Credit prior to the Bank's receipt of funds from Applicant or does not receive payment for Fees or Costs immediately or demand, Applicant will pay interest to the Bank on demand on the entire unpaid amount from the date of Bank's payment to the date on which Bank receives actual reimbursement, at that rate per year which is on each day 5% above the effective rate announced by the Bank from time to time as its prime rate. Interest shall be calculated on the basis of a 360-day year for the actual number of days in each year (365 or 366) the indebtedness is outstanding. It is the intent of the Bank and Applicant that interest not exceed the maximum legal rate. Solely to the extent necessary to prevent interest under this Agreement from exceeding the maximum legal rate, any amount that would be treated as excessive under a final judicial determination of applicable law shall be deemed to have been a mistake and be returned to Applicant.

5. Security Interest in Transport Documents and Deposit Account. As further security for the performance of all of Applicant's obligations now or hereafter owing to the Bank, Applicant assigns to the Bank and grants the Bank's continuing first security interest in all Documents and Property


                                                                         Page 03
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delivered to the Bank in connection with a Credit, whether or not released in trust to Applicant in advance of reimbursement, and in any other property of Applicant and Account Party in the Bank's (illegible) Applicant and Account Party who acknowledge the Bank's right set off against their obligations under this Agreement any other property of Applicant of Account Party in any capacity held by the Bank in any (illegible). Applicant grants to the Bank a subordinate security interest in all collateral paid by each respective Beneficiary of each Credit and agrees that the Bank shall be subrogated to Applicant's rights with respect to each Beneficiary and such collateral immediately upon payment of the respective Credit.

6.    Other Matters Pertaining to Credits.

      (a) No Liability. No section or omission by the Bank or its correspondents in connections with a Credit, taken in good faith and in conformity with foreign or domestic laws, regulations or customs, shall create any liability on the part of the Bank to Applicant. The Bank shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in business of any of its correspondents or of any immediate or beneficiary bank, nor for any delay or omission in processing any Credit resulting from interruption or failure of any payment system or communications, medium, court order or any other causes beyond the Bank's control. In no event shall the Bank be liable for consequential or special damages

      (b) Indemnity. All actions and omissions of the Bank and its correspondents in connection with the Credit or refused Drafts, bills of lading, warehouse receipts or other Documents of Property taken in good faith and in conformity with such foreign or domestic laws, regulations or customs as the Bank or its respective correspondent may deem applicable shall be binding upon Applicant. No such action or omission shall place the Bank or any of its correspondents under any liability to Applicant. Applicant agrees to indemnify and hold harmless the Bank and its correspondents against all claims, demands, losses, liabilities, costs, expenses and damages, including without limitations the Bank's actual attorneys' fees and disbursements ("Costs") arising in connection with this Agreement and each Credit, with any injunction against payment of a Credit, or in preserving the Bank's rights or collecting reimbursements or negotiating and documenting a workout of Applicant's obligations under this Agreement.

      (c) Payment of Drafts. Applicant understands that the Bank must accept or pay any Draft preserved to it and dated on or before the expiration date of the Credit, regardless of when drawn and whether or not negotiated, if the Draft is accompanied by all other required documents and appears on its face to be in substantial compliance with the terms and conditions of the Credit, and in within the maximum stated amount of the Credit; (1) even though individual or aggregate shipments exceed the quantity called for in the Credit, the Bank may honor related Drafts up to the maximum [ILLEGIBLE] amount of the Credit, (2) insurance for Property under a commercial Credit need not exceed the maximum stated amounts of the Credit; and
            (3) the Bank may honor any Draft or other documents otherwise in order signed or issued by an administrator, executor (illegible) in bankruptcy, debtor in possession, assignee, liquidator, receiver or other legal representative or other purported successor of the Beneficiary of the Credit.

      (d) Notice of Errors. Applicant will promptly examine the copy of the Credit and of all amendments delivered to it from time to time by the Bank and will notify the Bank of any apparent errors in writing within one day of receipt of such documents. Absent such (illegible), Applicant shall be conclusively deemed to have waived all claims against the Bank and its correspondents with respect to the form of the Credit.

      (e) Waiver of Discrepancies. If the Bank determines that a draft or accompanying documents appear on their face not be in compliance with the terms and conditions of the Credit, the Bank may in its sole judgment approach the Applicant for a waiver of the discrepancies. Applicant will make its decision known to the Bank within one business day of receipt of the Bank's Inquiry, or sooner if necessary to enable the Bank to timely pay rather than reject the Draft. If Applicant such waives discrepancies, Applicant will remain bound by the terms of the Agreement.

      (f) Amendments. If a Credit is amended, modified or changed in any respect with Applicant's consent, or if a (illegible) is issued at Applicant's direction, Applicant shall be bound by the terms of this Agreement with respect to the respective Credit if the amendment increases the liability of the Bank. Applicant shall be bound as of the date of issuance of the amendment; if the amendment decreased the liability of the Bank, Applicant's liability shall be decreased only as of the date the Beneficiary consents to the amendment.

      (g) Independence of Credit. Neither the Bank nor any of its correspondents shall be responsible for: (1) any use which may be made of the Credit or for any acts or omissions of any users of the Credit; (2) the existence, character, quantity, quality, condition, packing or value of any Property; (3) the time, place, manner, order, delay, default or omission of notice in connection with the shipment of any Property or Documents; (4) the validity, sufficiency or genuineness of documents or endorsements; (5) the character, adequacy or validity of any insurance concerning the Property; (6) the solvency, responsibility or relationship to the Property of any party issuing any Documents; (7) failure of any instrument to bear adequate reference to the Credit, failure of Documents to accompany any instrument of negotiation, or failure of any person to note the amount of any instrument on the reverse of the Credit or to surrender or take up the Credit or to forward Documents apart from the instruments as required by the terms of the Credit, each of which requirements may be waived by the Bank; or (8) errors, omissions, interruptions or delays in delivery of any messages, whether by mail, teletransmission, or otherwise, and whether or not encrypted.

      (h) Insurance. Applicant shall provide evidence that it maintains insurance covering the Property in [ILLEGIBLE] against risks and provided by companies satisfactory to the Bank and shall assign the policies of insurance to the Bank or name the Bank as additional insured and loss payee, as appropriate, at the Bank's option. Absent such insurance, the Bank may obtain insurance at Applicant's expense.

7. Additional Covenants. Applicant represents, warrants and agrees that so long as this Agreement is in effect:

      (a) Authorization. Applicant is and will remain duly organized and existing in the jurisdiction of its organization and authorized to do business in all jurisdictions material to the conduct of its business. Applicant has the power and capacity and has taken all corporate or partnership action necessary to authorize Applicant to execute and deliver and perform the obligations under this Agreement. Applicant will not change its ownership or form of authorization without (i) obtaining the prior written consent of the Bank and (ii) posting cash collateral equal to the aggregate amount of all outstanding Credits plus increase of the Bank's announced prime rate from the date of change to the expiration date of each retroactive Credit.

      (b) Financial Records. Applicant will furnish financial statements and information satisfactory to the Bank upon request. Applicant will keep accurate and complete books and records, expressly including all records required pursuant to currency and trade regulations as in effect from time to time.

      (d) Legality. The transactions covered by such Credit are not prohibited under the Foreign Assets Control Regulations of the United States Treasury Department, the Internal Revenue Code of 1986, as amended from time to time, the Export Administration Act of 1977, as amended, or related laws and regulations thereunder. Any transfer of monies or importation covered by Credit shall conform in every respect with all applicable federal and state laws and foreign and domestic government regulations. Applicant has procured all licenses necessary for trading and shipment of the Property and shall furnish all certificates as the Bank may at any time require. Applicant is solely responsible for the structure, contents, form and legal compliance and consequences of each Credit issued pursuant to Applicant's instructions.

      (e) Security Procedures. Applicant assumes all risks resulting from facsimile and other teletransmission of applications and Credits, whether or not encrypted, and undertakes to comply with all security procedures implemented by Bank including without limitation those to safeguard or authenticate facsimile and other teletransmission and other electronic communication of applications and Credits and electronic funds transfer payment orders with respect to proceeds of Drafts. Applicant acknowledges receipt of notice, with respect to payment of Drafts to the Beneficiary of a Credit via electronic funds transfer that under UCC Article 4A the originating bank, all intermediary banks and the Beneficiary's bank are entitled to rely on the Beneficiary's bank number and account number alone in making final payment and have no duty to discover any discrepency between the number given and the name of the intended payee. APPLICANT AGREES TO VERIFY ALL FUNDS TRANSFER INSTRUCTIONS WITH EXTRAORDINARY CARE and expressly indemnify the Bank against any losses or duplicate payments necessitated by or resulting from Bank's reliance on erroneous funds transfer instructions in a Credit issued pursuant to Applicant's instructions.



                                      -2-

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8.    Events of Default and Remedies.

      (a) An event of default ("Event of Default") will have occurred if: (1) Applicant fails to pay when due, whether by demand, acceleration or otherwise, any indebtedness to Bank, or if there occurs any event which after notice or lapse of time will permit such acceleration;
            (2) Applicant breaches or is in default under any agreement between Applicant and Bank; (3) Applicant or any guarantor or endorser of its obligations to Bank (an "Account Party") dies or is determined incompetent, is dissolved, suspends its present business, agrees to a merger or other absorption or to transfer or otherwise dispose of substantially all of its assets or makes or sends notice of a bulk sale; becomes insolvent (however such insolvency is evidenced), generally fails to pay its debts as they become due, fails to pay, withhold, collect any tax as required by law, has served or filed against it or its assets any lien, judgment, order or award; (4) a receiver or similar trustee is appointed for Applicant or its assets or any Account Party or general partner of either (with or without the agreement), or Applicant or its Account Party or general partner makes an assignment for the benefit of creditors or commences or has commenced against it a proceeding pursuant to any bankruptcy law;
            (5) any representation, warranty, statement or information made or furnished by Applicant to Bank proves to have been false or misleading in any material respect (including without limitation by omission of any contingent or unliquidated liability or claim against Applicant); (6) there occurs any change in the management or ownership of Applicant or any Account Party which is, in the opinion of the Bank, materially adverse to the Bank's interest and which remains uncorrected for thirty days after the Bank notifies Applicant of its opinion; (8) the Bank in good faith deems itself insecure with respect to reimbursement under this Agreement for any outstanding Credits whether or not Drafts thereunder have yet been presented. As obligations hereunder whether or not mature and whether direct or contingent shall become immediately due and payable (A) automatically if Applicant or any Account Party commences or has commenced against it any bankruptcy or insolvency proceeding and (B) at the Bank's option upon the occurrence of any other Event of Default. This paragraph shall not cause any indebtedness not to be payable on demand.

      (b) Cumulative Remedies. Bank's rights and remedies shall be cumulative and include those of a secured party under the Uniform Commercial Code and other applicable law. In addition to those granted in this and any other agreement between Bank and Applicant or Account Party. Upon an Event of Default

9.    Miscellaneous.

      (a) Non-Waiver by Bank. No single, partial or delayed exercise by the Bank or any right of remedy shall preclude full and timely exercise by the Bank at any time of any other right or remedy of the Bank without notice or of the same right or remedy at any other time. No course of dealing or other conduct, no oral agreement or representation made by the Bank or usage of trade shall operate as a waiver of any right or remedy of the Bank. No waiver shall be effective unless made specifically in writing by the Bank.

      (b) Binding Obligation. This Agreement is binding on Applicant and its legal representatives, successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If Applicant includes more than one person, their obligations hereunder shall be joint and several. If a third party executes an Authorization and Agreement of Account Party substantially in form attached or other guaranty accepted by the Bank, with respect to this Agreement or a Credit, the obligations of Applicant and such Account Party shall be joint and several. If Applicant is a partnership, its obligations shall continue in force, notwithstanding any change in its membership, whether arising from the death or retirement of one or more partners or the accession of one or more new partners.

      (c) Issuance Discretionary. The Bank may decline to issue any future Credit under this agreement or to accept any Draft prior to maturity, at the Bank's sole discretion.

      (d) Termination. This Agreement will continue in full force and effect until terminated. It may be terminated (1) by the Bank at any time if the Bank in good faith deems itself insecure with respect to reimbursement, or (2) by Applicant upon actual receipt of written notice sent as provided below; provided, however, that Applicant's obligations under this Agreement shall remain in full force and effect until all amounts due and to become due with respect to Credits issued or committed for prior to termination, and any extensions or renewals, have been paid in full, together with interest and all Costs and Expenses.

      (e) Notices. Notices to Applicant by the Bank may be delivered by telephone with subsequent written confirmation by mail or teletransmission. Written notice shall be deemed delivered when deposited in the United States mail or transmitted to Applicant at the last address of Applicant shown on the Bank's records. Applicant will notify Bank promptly of any change in address. Notice to the Bank by Applicant must be in writing, or by telephone with subsequent written confirmation, refer specifically to this Agreement and the Credit, and shall be deemed delivered upon actual receipt via courier or registered mail by the Manager, Letter of Credit Department, at the address on page one of this Agreement.

      (f) Construction. This Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If a court deems any provision invalid, the remainder of this Agreement shall remain in effect. This Agreement with the application for each Credit, the Credit and all related security agreements, mortgages, guarantees and collateral documents, is the entire agreement among the parties concerning the Credit. The Bank can amend this Agreement at any time as required for consistency with applicable law, by notice by mail to Applicant. Credits can be amended only as provided by the UCR. Otherwise, no modification or amendment can be made except in a writing signed by the party against which enforcement is sought. Headings in this Agreement are solely for convenience. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

      (g) Governing Law. Each Credit shall be subject to the UCR. The provisions herein are supplemental to and not in substitution of the UCR. As to matters not governed by the UCR, this Agreement shall be governed by the laws of the State of New York as in effect from time to time.

      (h) Jurisdiction. In any action or other legal proceeding relating to this Note, Applicant (1) consent to the permanent jurisdiction of any State or federal court located in the State of New York and (2) agrees that a copy of this Agreement, any application, any Credit, and Documents or any other relevant document kept in the Bank's course of business may be admitted into evidence as an original.

      (i) WAIVER OF JURY TRIAL. BANK AND APPLICANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION IN CONNECTION WITH THIS AGREEMENT AND ANY CREDIT OR APPLICATION HEREUNDER.

Date:  11/21/95                     CVC HOLDINGS, INC.
                                    --------------------------------------------
                                    Name of Applicant (Signed)

Tax ID/SS#: 16-1383279              By: /s/ Emilio O. DiCataldo
                                        ----------------------------------------
                                        Type Name: Emilio O. DiCataldo     Title
                                                   Senior V.P. Finance & CFO

                                    By:
--------------------------------       -----------------------------------------
Signature of Witness                   Type Name:
                                                 ------------------------  Title

--------------------------------
Typed Name of Witness

BANK USE ONLY:
Authorization Confirmed


--------------------------------
Bank Officer


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                  AUTHORIZATION AND AGREEMENT BY ACCOUNT PARTY

      We join in the request to Bank to issue Credit on the terms and conditions set forth above. In consideration thereof, irrevocably agree that: (1) the above Applicant has the sole right to give instructions and execute agreements and amendments with respect to the Credits and the disposition of documents; (2) we shall be jointly and severally liable as a primary obligor for all obligations owing to Bank in connection with the foregoing Agreement and the Credits and we shall have no right, claim, setoff or defense against Bank or Bank's correspondents respecting any matter arising in connection therewith; and (3) we hereby waive any claim, right or remedy which we may now have or hereafter acquire against Applicant that arises hereunder or from our performance hereunder including without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, indemnification, contribution or participation in any claim, right or remedy of Bank against Applicant or any security which Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.


                                      -4-

                                                                         PAGE 06
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                                  [ILLEGIBLE]



Office/Position            Name                          Signature

President & CEO          Christine B. Whitman      /s/ Christine B. Whitman
                                                   -----------------------------
VP of Finance & CFO      Emilio O. DiCataldo       /s/ Emilio O. DiCataldo
                                                   -----------------------------
Secretary                Christopher J. Mann       /s/ Christopher J. Mann
                                                   -----------------------------

[ILLEGIBLE], I have signed [ILLEGIBLE] this __________ day of _________, 19__.

|_| [ILLEGIBLE]

                                    /s/ [ILLEGIBLE]
                                    --------------------------------------------
                                    Signature                    Title Secretary

                                    --------------------------------------------
                                    Signature                    Title